Exhibit 99.1

News

Investor Contact: Chip Merritt
610-738-6376
cmerritt@cephalon.com

Media Contact: Robert W. Grupp
610-738-6402
rgrupp@cephalon.com

For Immediate Release

Anticipated Generic ACTIQ Filing Occurs

Cephalon Expects No Change in Barr’s Likely Date of Market Entry

West Chester, PA – December 8, 2004 – Cephalon, Inc. (Nasdaq: CEPH) today learned that the U.S. Food and Drug Administration (FDA) has acknowledged receipt of an abbreviated new drug application (ANDA) filed with a paragraph IV certification by Barr Laboratories, Inc. for a generic form of ACTIQ® (oral transmucosal fentanyl citrate) [C-II].

In connection with Federal Trade Commission clearance of its acquisition of CIMA LABS INC, Cephalon granted a license to Barr covering any remaining intellectual property related to ACTIQ.  The license agreement contemplates that Barr would file and gain approval for its own ANDA to market a generic version of ACTIQ.  However, Barr can only obtain the 180-day statutory exclusivity relative to other generic companies if it files the first ANDA with a paragraph IV certification.

This ANDA filing does not modify the existing license grant to Barr, which becomes effective on February 3, 2007 (or September 5, 2006, if Cephalon does not obtain pediatric exclusivity); the license would become effective earlier if Cephalon obtains FDA approval of OraVescent® fentanyl prior to these dates.  ACTIQ is protected in the United States by a patent that does not expire until September 2006 and that covers the pharmaceutical composition and methods of producing the composition.  Cephalon expects that the license will become effective upon final FDA approval of OraVescent fentanyl, which is anticipated late in 2006.

“Cephalon has evaluated Barr’s paragraph IV certification letter, and we disagree with Barr’s contentions,” said John E. Osborn, Senior Vice President and General Counsel of Cephalon.  “Since Barr’s license will not be effective for some time, we intend to file an infringement lawsuit to defend our patents.” The filing of a lawsuit will trigger a 30-month stay that likely would prevent Barr from entering the ACTIQ market until the license becomes effective.

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SOURCE:  Cephalon, Inc. • 145 Brandywine Parkway • West Chester, PA  19380-4245 • (610) 344-0200 • Fax (610) 344-0981

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs approximately 2,100 people in the United States and Europe. U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah, and suburban Minneapolis-St. Paul, Minnesota. Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

The company currently markets three proprietary products in the United States: PROVIGIL, GABITRIL, ACTIQ and more than 20 products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding the targeted approval date of OraVescent fentanyl, the expected effective date of the Barr license, anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, yearly and quarterly sales and earnings guidance,  and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

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